Exhibit 99.2

ORION target businessES

COMBINED CARVE-OUT Financial Statements

(a carve-out of orion healthcorp, inc.)

June 30, 2018

ORION TARGET BUSINESSES

(A CARVE-OUT OF ORION HEALTHCORP, INC.)

COMBINED BALANCE SHEET AS OF JUNE 30, 2018 (UNAUDITED)

ASSETS
CURRENT ASSETS:
Cash	$1,629,659
Accounts receivable - net of allowance for doubtful accounts of $831,000	5,596,562
Contract asset	400,538
Inventory	307,278
Prepaid expenses and other current assets	620,793
Total current assets	8,554,830
Property and equipment - net	98,877
Intangible assets - net	5,148,487
Other assets	263,819
TOTAL ASSETS	$14,066,013
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,288,642
Accrued compensation	682,721
Accrued expenses	1,098,503
Payable to shareholders	2,900,000
Accrued liability to related parties	189,602
Note payable	24,457
Total current liabilities	8,183,925
Deferred rent	374,882
Total liabilities	8,558,807
COMMITMENTS AND CONTINGENCIES (Note 13)
MEMBERS’ EQUITY	5,507,206
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,066,013

The accompanying notes are an integral part to these Combined Carve-out Financial Statements.

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ORION TARGET BUSINESSES

(A CARVE-OUT OF ORION HEALTHCORP, INC.)

COMBINED STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED)

NET REVENUE	$19,079,434
OPERATING EXPENSES:
Direct operating costs	14,089,826
Selling and marketing	21,830
General and administrative	8,613,280
Depreciation and amortization	2,166,362
Total operating expenses	24,891,298
OPERATING LOSS	(5,811,864)
OTHER:
Adjustment of net intercompany balances (Note 9)	3,110,493
LOSS BEFORE PROVISION FOR INCOME TAXES	(2,701,371)
Income tax provision	10,938
NET LOSS	$(2,712,309)

Members’ equity - December 31, 2017	7,804,051
Cumulative effect of adopting ASC 606	415,464
Balance- January 1, 2018 after adoption	8,219,515
Net loss	(2,712,309)
Members’ equity- June 30, 2018	$5,507,206

The accompanying notes are an integral part to these Combined Carve-out Financial Statements.

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ORION TARGET BUSINESSES

(A CARVE-OUT OF ORION HEALTHCORP, INC.)

COMBINED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED)

OPERATING ACTIVITIES:
Net loss	$(2,712,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,166,362
Deferred rent	(7,952)
Provision for doubtful accounts	362,359
Changes in operating assets and liabilities:
Accounts receivable	(162,481)
Other assets	(149,865)
Payable to Internal Revenue Service / shareholders	(7,535,097)
Accounts payable and other liabilities	(1,545,205)
Net cash used in operating activities	(9,584,188)
INVESTING ACTIVITIES:
Capital expenditures	(17,711)
Net cash used in investing activities	(17,711)
NET DECREASE IN CASH	(9,601,899)
CASH - Beginning of the period	11,231,558
CASH - End of the period	$1,629,659
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$10,938

The accompanying notes are an integral part to these Combined Carve-out Financial Statements.

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ORION TARGET BUSINESSES

(A CARVE-OUT OF ORION HEALTHCORP, INC.)

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED)

1. Organization and Business

Orion HealthCorp, Inc. and its subsidiaries (“Orion”) filed for bankruptcy on March 16, 2018 in the United States Bankruptcy Court for the Eastern District of New York (the “Court”). The filing was made under Chapter 11 of the Bankruptcy Code. Orion was a wholly owned subsidiary of Constellation Healthcare Technologies, Inc. (“Constellation”).

In May 2018, Medical Transcription Billing, Corp. (“MTBC”), a Delaware corporation, entered into an Asset Purchase Agreement (“APA”) as the stalking horse bid with Orion and certain of its affiliates to acquire the revenue cycle, practice management and group purchasing assets of Orion (the “Orion Target Businesses”). The Court approved the sale in an order dated June 25, 2018. This transaction closed on July 2, 2018 and pursuant to the APA and subject to the conditions set forth therein, MTBC paid $12.6 million in cash and assumed certain liabilities.

The Combined Carve-out Financial Statements (a carve-out of Orion HealthCorp, Inc.) consist of Orion HealthCorp, Inc. and many of the former Orion subsidiaries: Medical Billing Services, Inc. (“MBS”), Rand Medical Billing, Inc. (“RAND”), RMI Physician Services Corporation (“RMI”), Western Skies Practice Management, Inc. (“WSP”), Physicians Practice Plus LLC (“PPP”), Northeast Medical Solutions, LLC (“NEMS”), NEMS West Virginia, LLC (“NEMS WV”), Integrated Physician Solutions, Inc. (“IPS”), Allegiance Consulting Associates, LLC (“ACA), and Allegiance Billing & Consulting, LLC (“ABC”) (collectively referred to as the “Company”). The Combined Carve-out Financial Statements present the historical financial position, results of operations and cash flows on a carve-out basis that corresponds with the assets being acquired as part of the APA. The Combined Carve-out Financial Statements have been derived from the accounting records of Orion on a carve-out basis.

Orion was a healthcare services organization providing outsourced business services to physicians. The carve-out entities had three types of services – revenue cycle management, practice management and group purchasing.

Revenue Cycle Management (“RCM”) Services

RCM services offer medical billing and related services to hospital-based and office-based physicians in specialties such as pathology, anesthesiology, radiology, cardiology, family practice, internal medicine, orthopedics, neurology and emergency medicine. The RCM revenue was approximately $12.6 million for the six months ended June 30, 2018.

Practice Management (“PM”) Services

IPS, the PM services business, is a provider of business and practice management services to support the needs of primary care and subspecialty pediatric practices. Through this service, IPS provides medical billing, bookkeeping, human resource management, vaccine supply, accounts receivable management, quality assurance services, physician credentialing, fee schedule review, training and continuing education, and billing and reimbursement analysis. The physicians, who are all employed by separate corporations, provide all clinical and patient care related services.

There is a forty-year management service agreement (“MSA”) between IPS and each of three medical groups who are clients, whereby a management fee is paid to IPS, which employs all the non-physician staff, including nurses and other practice personnel. IPS manages the day-to-day business operations of each medical group for a fixed fee or percentage of the net operating income of the medical group. IPS recognizes revenue net of fees paid to the medical groups as a fixed fee or a percentage payment of the net operating income each month, which is recorded as a reduction in revenue in the Combined Statement of Operations and Changes in Members’ Equity.

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The total billings of the practices are recorded net of physicians’ compensation paid to the medical groups, based on the estimated reimbursement by the insurance providers. Amounts payable to the physicians at June 30, 2018 was approximately $233,000 and is included in accounts payable in the Combined Balance Sheet. Revenue from the PM services was approximately $6 million for the six months ended June 30, 2018.

Group Purchasing Organization (“GPO”)

The GPO, which is part of IPS, enables eligible physicians to participate in discounts for vaccines including flu shots and childhood vaccinations offered by certain pharmaceutical companies. In exchange for referring physicians to the drug manufacturers, IPS receives an administrative fee from the pharmaceutical companies. Such revenue was approximately $461,000 for the six months ended June 30, 2018.

2. LIQUIDITY AND Going Concern

FASB Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the Combined Carve-out Financial Statements are issued.

Orion and its subsidiaries filed for bankruptcy on March 16, 2018. As of that date, the Orion HealthCorp Inc. was no longer able to continue as a going concern. The Combined Carve-out Financial Statements do not include any adjustments that might be necessary to account for Orion’s inability to continue as a going concern. As a result of the APA effective on July 1, 2018, the doubts about the Company’s ability to continue as a going concern were alleviated.

3. Significant Accounting Policies

Principles of Combination — The accompanying Combined Carve-out Financial Statements (a carve-out of Orion HealthCorp, Inc.), have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Orion Target Businesses. All intercompany accounts and transactions of the Orion Target Businesses have been eliminated in the combination.

These Combined Carve-out Financial Statements have been prepared solely to demonstrate the historical results of operations, financial position and cash flows related to the Orion Target Businesses, which includes Orion and those of its wholly owned subsidiaries that are included in the APA, for the indicated periods.

The Company has historically operated as part of their parent company, Constellation, and not as a standalone company. None of the assets or liabilities of the parent have been assigned to the Company in the Combined Carve-out Financial Statements. Due to the bankruptcy in March of 2018, the net transfers to Constellation have been written-off and are included in the adjustment of net intercompany balances on the Combined Statement of Operations and Changes in Members’ Equity.

The Combined Carve-out Financial Statements include the assets, liabilities, revenue and expenses that are specifically identifiable to the Orion Target Businesses. The Combined Carve-out Financial Statements reflect allocations of direct and indirect expenses related to certain overhead functions that are provided on a centralized basis by Constellation. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with others were allocated based on revenue.

Management believes the assumptions underlying the Combined Carve-out Financial Statements, including the assumptions regarding the allocation of expenses, are reasonable. Nevertheless, the Combined Carve-out Financial Statements may not include all of the actual expenses that would have been incurred by the Orion Target Businesses and may not reflect the Orion Target Businesses’ financial position, results of operations and cash flows that would have been reported if the Orion Target Businesses had been a stand-alone entity during the period presented.

Segment Reporting — The Company views its operations as comprising one operating segment. The Chief Operating Decision Maker, which was the Company’s Chief Executive Officer, monitored and reviewed financial information at a combined level for assessing operating results and the allocation of resources.

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Use of Estimates — The preparation of the Combined Carve-out Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Combined Carve-out Financial Statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to: (1) impairment of long-lived assets; (2) depreciable lives of property and equipment; (3) allowance for doubtful accounts; (4) amortization lives of intangible assets; and (5) fair value of identifiable purchased tangible and intangible assets. Actual results could significantly differ from those estimates.

Revenue Recognition — The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC 606) on January 1, 2018 using a modified retrospective adoption methodology, whereby the cumulative impact of all prior periods is recorded in Members’ Equity or other impacted balance sheet items upon adoption. The core principle of this amendment is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Under the previous accounting standard, the criterion impacting the timing of our revenue recognition was the requirement of fees to be either fixed or determinable; therefore, we did not recognize revenue for medical billing claims until we were notified of these collections, as the fees were not fixed or determinable until such time. The new guidance does not limit the recognition of revenue to only fees that are fixed or determinable. Instead, the standard focuses on recognizing revenue as value is transferred to customers. The impact as of January 1, 2018 on our medical billing services is a revenue recognition and reporting model that reflects revenue recognized over time rather than delaying the recognition of revenue until the point in time in which the fees to be charged become determinable. The impact to the accumulated deficit as of January 1, 2018 for the contract asset related to medical billing revenue was approximately $415,000. There was no material impact to the Company’s other revenue streams.

The RCM service’s principal source of revenues is fees charged to clients based on a percentage of net collections of the client’s accounts receivable. The Company recognizes revenue and bills clients when clients receive payment on those accounts receivable. The RCM business units typically receive payment from the client within 30-60 days of billing. The fees vary depending on specialty, size of practice, payer mix, and complexity of the billing. In addition to collecting fee revenue, the RCM service also earns fees from the various ancillary consulting services that they provide, including medical practice management services, managed care contracting, coding and reimbursement services and transcription services.

The Company bills its RCM customers on a monthly basis, in arrears. Fees charged to customers for the services provided are typically based on a percentage of net collections on the clients’ accounts receivable. The Company does not recognize revenue for service fees until the Company has received notification that a claim has been accepted and the amount which the physician will collect is determined, as the fees are not fixed and determinable until such time.

IPS recognizes revenue at the time the services are provided to patients so there was no effort on IPS’ revenue recognition as a result of the adoption of ASC-606. Net revenue recorded in the Combined Statement of Operations and Changes in Members’ Equity represents gross billing after deducting credits, refunds and payments to the medical groups. IPS assumes all financial risk for the performance of the medical practices it manages. The physicians are employees of three captive professional corporations, bound by non-compete agreements provided in the management service agreements. Net patient service revenue is impacted by billing rates, changes in current procedural terminology code reimbursement, and collection trends. IPS reviews billing rates at each of its medical groups, on at least an annual basis, and adjusts those rates based on each insurer’s current reimbursement practices.

IPS estimates the amount of these contractual allowances and records a valuation reserve against accounts receivable based on historical collection percentages for each of the medical groups, which include various payer categories. When payments are received, the contractual adjustment is written off against the established valuation reserve for contractual allowances. The historical collection percentages are adjusted quarterly based on actual payments received, with any differences charged against net revenue for the quarter. IPS is not aware of any material claims, disputes or unsettled matters with third party payers and there have been no material settlements with third party payers for the six months ended June 30, 2018.

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The Company also receives administration fees tiered by volume of vaccines consumed by all participating physicians from pharmaceutical companies where participating doctors order and administer vaccines. Revenue is recorded on an accrual basis based upon the estimated volume of sales. There was no effect on the recognition of this revenue as a result of the adoption of ASC-606.

The Company’s revenue arrangements generally do not include a general right of return for services provided.

These Combined Carve-out Financial Statements include enhanced disclosures, particularly around the contract asset and the disaggregation of revenue. See Note 12, “Revenue,” for these enhanced disclosures.

Direct Operating Costs – Direct operating costs consist primarily of salaries and benefits related to personnel who provide services to clients, claims processing costs, and other direct costs related to the Company’s services. Costs associated with the implementation of new clients are expensed as incurred. The reported amounts of direct operating costs include allocated amounts for rent and overhead costs. Depreciation and amortization have not been allocated and are presented separately in the Combined Statement of Operations and Changes in Members’ Equity.

Selling and Marketing Expenses – Selling and marketing expenses consist primarily of compensation and benefits, travel and advertising expenses and are expensed as incurred.

Advertising Costs – The Company expenses advertising costs as incurred. The Company incurred approximately $22,000 of advertising costs for the six months ended June 30, 2018, which are included in selling and marketing expenses in the Combined Statement of Operations and Changes in Members’ Equity.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable — Accounts receivable are stated at their net realizable value. Accounts receivable are presented on the Combined Balance Sheet net of an allowance for doubtful accounts, which is established based on reviews of receivable balances, an assessment of the customers’ current creditworthiness and the probability of collection. Accounts are written off when it is determined that collection of the outstanding balance is no longer possible.

IPS’ medical groups grant credit without collateral to their patients, most of which are insured under third-party payer arrangements. IPS records a valuation allowance against its accounts receivables to report the estimated amount to be received from third party payers. This valuation allowance is netted against the accounts receivable balance for financial reporting purposes. Establishing a valuation allowance is subjective in nature. IPS uses historical collection percentages to determine the estimated valuation allowance, and adjusts the percentage on a quarterly basis.

The changes in the allowance for doubtful accounts for the RCM business for the six months ended June 30, 2018 were as follows:

Beginning balance - January 1, 2018	$737,407
Provision	362,359
Write-offs	(268,863)
Ending balance - June 30, 2018	$830,903

The Company typically does not charge late fees or interest on past due accounts.

Intercompany transactions — The carve out entities had significant transactions amongst themselves and with other Constellation entities. Due to the bankruptcy, neither the intercompany receivable nor payable amounts will be settled with the other entities. Accordingly, such balances were charged/credited to operations in the period the transaction occurred.

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Inventory — Inventory consists of vaccines, which are stated at the lower of cost or net realizable values. Cost is determined under the first-in, first-out method.

Property and Equipment — Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated lives of the assets.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of the existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the Combined Statement of Operations and Changes in Members’ Equity.

The estimated useful lives for each major classification of depreciable property and equipment are as follows:

Furniture and fixtures	5-7 years
Computer equipment	2-5 years
Office equipment	5-7 years
Leasehold improvements	Remaining life of lease

The Company amortizes leasehold improvements over the lesser of the lease term or the economic life of those assets. Generally, the lease term is the base lease term plus certain renewal option periods for which renewal is reasonably assured and for which failure to exercise the renewal option would result in an economic penalty to the Company.

Intangible Assets — Intangible assets include customer contracts and relationships, covenants not-to-compete acquired in connection with acquisitions, management contracts, trademarks, and software purchase and development costs. The Intangible assets are considered to have a definite life and are amortized on a straight-line basis over the estimated economic lives, which are reviewed annually. Management determined that the intangible assets were not impaired as a result of the sale of the carve-out entities and accordingly, no impairment adjustment was recorded as of and for the six months ended June 30, 2018.

Evaluation of Long-Lived Assets — The Company reviews its property and equipment and intangible assets for impairment whenever changes in circumstances indicate that the carrying value amount of an asset may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset, the Company will recognize an impairment loss based on the fair value of the asset.

There was no impairment of property and equipment and intangible assets for the six months ended June 30, 2018.

Business Combinations — The Company accounts for business combinations under the provisions of ASC 805, Business Combinations, which requires that the acquisition method of accounting be used for all business combinations. Assets acquired and liabilities assumed are recorded at the date of acquisition at their respective fair values. ASC 805 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date with subsequent changes in the fair value recorded through earnings.

Deferred Rent — Deferred rent consists of rent escalation payment terms related to the Company’s operating leases for its facilities. Deferred rent represents the difference between actual operating lease payments due and straight-line rent expense, which is recorded by the Company over the term of the lease, including any construction period. The excess of the difference between actual operating lease payments due and straight-line rent expense is recorded as a deferred credit in the early periods of the lease when cash payments are generally lower than straight-line rent expense, and is reduced in the later periods of the lease when payments begin to exceed the straight-line expense.

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Income Taxes — Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the Combined Carve-out Financial Statements. Deferred tax assets and liabilities are included in the Combined Carve-out Financial Statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the current period’s provision for income taxes. A valuation allowance is provided for deferred tax assets if it is more likely than not that the asset will not be realizable. Due to recurring losses, a full valuation allowance for the Company’s deferred tax assets was recorded at June 30, 2018. There were no deferred tax liabilities at June 30, 2018.

The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken (or expected to be taken) in a tax return before the uncertain tax positions are finally resolved with the taxing authority. If the Company considers that a tax position is “more-likely-than-not” to be sustained upon an audit by the taxing authority, based solely on the technical merits of the tax position, it recognizes the tax benefit. The Company measures the tax benefit by determining the largest amount that is greater than 50% likely of being realized upon settlement, presuming that the tax position is examined by the appropriate taxing authority that has full knowledge of all relevant information. The Company recognizes estimated future interest and penalties related to unrecognized tax positions, if any, as income tax expense in the Combined Statement of Operations and Changes in Members’ Equity.

The Company records uncertain tax positions on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority. At June 30, 2018 the Company did not have any uncertain tax positions that required recognition. Interest and penalties related to uncertain tax positions are recognized in income tax expense. For the period ended June 30, 2018, the Company did not recognize any penalties or interest related to unrecognized tax benefits in its Combined Carve-out Financial Statements.

4. Intangible Assets – NET

Intangible assets as of June 30, 2018 consisted of the following:

Client relationships	$13,071,092
Trademark	1,601,325
Management contracts - non-compete agreements	3,423,700
Group purchasing agreements	600,000
Software	5,032,812
Total intangible assets	23,728,929
Less : Accumulated amortization	(18,580,442)
Intangible assets - net	$5,148,487

Amortization expense was approximately $2.1 million for the six months ended June 30, 2018. The amortization period for intangible assets ranges from 3 to 5 years. As of June 30, 2018, the remaining weighed average amortization period is approximately 2.2 years.

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As of June 30, 2018, future amortization expense scheduled to be expensed is as follows:

Years Ending December 31

2018 ( Six months)	$1,333,036
2019	2,536,656
2020	826,455
2021	452,340
$5,148,487

5. Property and Equipment

Property and equipment as of June 30, 2018 consisted of the following:

Machinery and other equipment	$318,388
Computers and accessories	592,943
Furniture and fixtures	497,806
Leasehold improvements	124,682
Total property and equipment	1,533,819
Less accumulated depreciation	(1,434,942)
Property and equipment – net	$98,877

Depreciation expense was approximately $82,000 for the six months ended June 30, 2018.

6. Concentrations

Cash - Cash consists of demand deposits and lockbox accounts. The Company maintained cash balances with various financial institutions, which, at times, may exceed federally insured limits. The Federal Deposit Insurance Corporation provides coverage for various types of accounts up to $250,000 per depositor, per bank. Management periodically assesses the financial condition of these institutions for the purpose of assessing credit risk. The Company never experienced any such losses and believes it is not exposed to any significant credit risk on its cash balances.

Financial Risks — Concentrations of credit risk with respect to trade accounts receivable are managed by periodic credit evaluations of customers. The Company does not require collateral for outstanding trade accounts receivable. No one customer accounts for a significant portion of the Company’s trade accounts receivable portfolio. Write-offs were approximately $269,000 for the six months ended June 30, 2018.

GPO Revenue – As discussed in Note 1 regarding the Company’s GPO revenues, the Company receives administrative fee income as a percentage tiered by volumes of vaccine group purchasing activity on behalf of physicians/members who participated in the group purchasing arrangement. The vaccines are purchased pursuant to supply agreements primarily with two Tier One pharmaceutical suppliers. The terms of the contracts are for 24 months with an option to renew for an additional 24-month period. In the event these contracts are not renewed by these suppliers, the Company may not be able to secure similar arrangements on similar terms with other vaccine providers which may negatively impact the fee income generated by the group purchasing activity.

Geographical Risks — The Company uses the services of a related-party Company based in India to conduct significant back-office operations for certain of the revenue cycle management entities. The owner of this Company is the father of an executive of Orion. The Company has no revenue earned outside of the United States. The Company’s use of a significant vendor in India is subject to special considerations and significant risks not typically associated with companies in the United States. The Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in India and by the general state of India’s economy. The Company’s results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, changes in India’s telecommunications industry, regulatory rules and policies, anti-inflationary measures, currency conversion and remittance abroad and rates and methods of taxation.

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7. ACCRUED EXPENSES

Accrued expenses consisted of the following as of June 30, 2018:

Due to State Comptroller	$172,432
Accrued consulting	159,738
Accrued settlements	341,000
Credit due to customer	219,322
Accrued taxes	76,334
Accrued other	129,677
Total	$1,098,503

8. INCOME TAXES

The income tax provision for the six months ended June 30, 2018 was approximately $11,000 which represents minimum state tax liabilities.

The Company had incurred cumulative losses which make realization of a deferred tax asset difficult to support in accordance with ASC 740. Accordingly, a valuation allowance has been recorded against all Federal and state deferred tax assets as of June 30, 2018. Although the Company generated net operating losses for tax purposes, these losses are not allowable to offset future taxable income due to the acquisition of the Company in July 2018.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted. Effective January 1, 2018, among other changes, the Act reduces the U.S. federal corporate tax rate to 21 percent. As a result of the Tax Act, and pursuant to ASC 740 guidelines, impacts of legislative changes to deferred taxes are recorded in the period of enactment (fourth quarter of 2017). Consequently, the Company revalued all the ending deferred tax balances to the new statutory 21% federal U.S. tax rate which is effective January 1, 2018.

The Company has a full valuation allowance on its deferred tax assets which results in there being no deferred tax assets recorded in the Combined Balance Sheet as of June 30, 2018.

9. MEMBERS’ EQUITY AND INTER-COMPANY TRANSACTIONS

Members’ equity represents the net worth of the entities included in the Combined Carve-out Financial Statements.

There were outstanding intercompany balances representing balances due to/from other Constellation entities that were not included in the APA and the Combined Carve-out Financial Statements. As a result of the bankruptcy filing, there amounts will not be recoverable, nor will they need to be paid. Accordingly, the net intercompany balances representing transactions with entities not included in the APA and in the Combined Carve-out Financial Statements of approximately $3.1 million were charged/credited to operations during the six months ended June 30, 2018.

10. Payable to SHAREHOLDERS

The payable to shareholders in the Combined Balance Sheet at June 30, 2018 is $2.9 million. The Company received approximately $10.4 million as tax withholding on behalf of the former public shareholders in 2017 and paid this amount to the Internal Revenue Service (“IRS”) in January 2018 and $2.9 was paid back to the Company during the six months ended June 30, 2018. The Orion bankruptcy estate is seeking return of additional funds from the IRS.

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11. note payable

The note payable at June 30, 2018 represents amounts due to a company purchased by PPP at the time of its acquisition. This note was assumed by Orion as part of the purchase price consideration when it acquired PPP. The original face value of the note assumed was $600,000. The term of the note is 36 months with an annual interest rate of 4%. The contractual term of the note expired in December 2017; however, the remaining outstanding balance of $24,457 at June 30, 2018 will be contested in bankruptcy court. No payments were made during the six months ended June 30, 2018.

12. REVENUE

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers, which was adopted January 1, 2018 using the modified retrospective method. All revenue is recognized as the performance obligations are satisfied. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under ASC 606. Under the new standard, the Company recognizes revenue when the services begin on the medical billing claims, which is generally upon receipt of the claim from the provider. For medical billing services, the Company estimates the value of the consideration it will earn over the remaining contractual period as the services are provided and recognizes the fees over the term; this estimation involves predicting the amounts the Company’s clients will ultimately collect associated with the services provided. Certain significant estimates, such as payment-to-charge ratios, effective billing rates and the estimated contractual payment periods are required to measure medical billing revenue under the new standard. The timing of the revenue recognition of the other revenue streams were not materially impacted by the adoption of ASC 606.

All of the revenue is derived from contracts with customers and is reported as revenue in the Combined Statement of Operations and Changes in Members’ Equity. In many cases, the Company’s clients may terminate their agreements with 90 days’ notice without cause, thereby limiting the term in which the Company has enforceable rights and obligations, although this time period can vary between clients. The Company’s payment terms with clients are normally net 30 days. The Company provides value to their clients over the term of the contract and recognize revenue ratably over the term, which is consistent with the measure of progress. In the event that the Company is entitled to variable consideration for services provided during a specific time period, fees for these services are allocated to and recognized over the specific time period. Although the contracts have stated terms of one or more years, under ASC 606, the contracts are considered month to month and accordingly, there is no financing component.

The Company applies the portfolio approach as permitted by ASC 606 as a practical expedient to contracts with similar characteristics and use estimates and assumptions when accounting for those portfolios. The contracts generally include standard commercial payment terms. The Company has no significant obligations for refunds, warranties or similar obligations, and the Company’s revenue does not include taxes collected from their customers.

Disaggregation of Revenue from Contracts with Customers

The Company derives revenue from three primary sources: medical billing services, practice management and group purchasing services. All of the current contracts with customers contain a single performance obligation. Selling prices are based on the contractual price for the service.

The following table represents a disaggregation of revenue for the six months ended June 30, 2018:

June 30, 2018
Medical billing services	$12,577,420
Practice management services	6,041,307
Group purchasing services	460,707
Total	$19,079,434

Included in the revenue balances above are certain customers who cancelled their contracts with the Company during the six-month period ended June 30, 2018. The amount of revenue with these customers amounted to approximately $2.3 million for the six months ended June 30, 2018.

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Medical billing services:

Medical billing is the recurring process of submitting and following up on claims with health insurance companies in order for the healthcare providers to receive payment for the services they rendered. The RCM entities invoice customers on a monthly basis based on the actual collections received by its customers and the agreed-upon rate in the sales contract. The series of services under medical billing revenue includes practice management software and related tools, electronic health records, revenue cycle management services and mobile health solutions.

Substantially all of the Company’s medical billing contracts contain variable consideration. The Company estimates the variable consideration in which they are expected to be entitled over the contractual period associated with the medical billing contracts. The medical billing contracts begin no earlier than go-live and the fees are recognized over the term. When a contract includes variable consideration, the Company evaluates the estimate of the variable consideration to determine whether the estimate needs to be constrained; therefore, the Company includes the variable consideration in the transaction price only to the extent that it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. For the majority of the medical billing contracts, the total contractual price is variable since the Company’s obligation is to process an unknown quantity of transactions, as and when requested by their customers, over the contract period. The Company allocates the variable price to each claim processed using the time-series concept and recognizes revenue based on the most likely amount of consideration to which they will be entitled, which is generally the amount they have the right to invoice. Estimates to determine the variable consideration such as payment to charge ratios, effective billing rates, and the estimated contractual payment periods are updated at each reporting date.

The contract asset in the Combined Balance Sheet represents the revenue associated with the amounts the Company’s clients will ultimately collect associated with the services they have provided, and the relative fee charged associated with those collections.

The Company’s medical billing performance obligations consist of a series of distinct services that are substantially the same and have the same periodic pattern of transfer to the Company’s customers. The Company considers each periodic rendering of service to be a distinct performance obligation and, accordingly, recognizes revenue over time.

Practice management services:

IPS recognizes revenue at the time the services are provided to patients and accordingly, no contract asset for practice management services is necessary to be recorded at June 30, 2018. Net revenue recorded in the Combined Statement of Operations and Changes in Members’ Equity represents gross billing after deducting credits, refunds and payments to the medical groups.

Group purchasing services:

The GPO, which is part of IPS, enables eligible physicians to participate in discounts for vaccines including flu shots and childhood vaccinations offered by certain pharmaceutical companies. In exchange for referring physicians to the drug manufacturers, IPS receives an administrative fee from the pharmaceutical companies. Fees are accrued monthly based on the expected volume. Accordingly, no contract asset for group purchasing service is necessary to be recorded at June 30, 2018.

Information about contract balances:

Accounts receivable are shown separately at their net realizable value in the Combined Balance Sheet. Amounts that the Company is entitled to collect under the applicable contract are recorded as accounts receivable. Invoicing is performed at the end of each month when the services have been provided. The contract asset results from the Company’s medical billing services and is due to the timing of revenue recognition, submission of claims from the Company’s customers and payments from the insurance providers. The contract asset includes the Company’s right to payment for services already transferred to a customer when the right to payment is conditional on something other than the passage of time. The contract asset was approximately $401,000 as of June 30, 2018. Changes in the contract asset are recorded as adjustments to net revenues and primarily result from providing services to customers that result in additional consideration and are offset by the Company’s right to payment for services becoming unconditional.

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13. Commitments and Contingencies

Legal Proceedings — The Company is a party to routine claims brought against it in the ordinary course of business, as well as claims related to its bankruptcy and limited liquidity. The Company estimates whether such liabilities are probable to occur and whether reasonable estimates can be made, and records a liability when both conditions are met. Although the ultimate outcome of these matters cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending or overtly threatened claim is expected to have a material adverse effect on the business, financial condition, or results of operations, other than those that have been accrued in the Combined Carve-out Financial Statements. As a result of the bankruptcy and the purchase of substantially all of the assets of the Company, all legacy liabilities remain with Orion Healthcorp, Inc.

Guarantees —Constellation borrowed significant amounts of funds from Bank of America which were guaranteed by all of the subsidiaries, including the carve-out entities. The guarantees will be addressed by the Company’s plan of reorganization or other liquidation proceedings in the Court.

Leases — The Company leases certain office space, equipment, and other facilities under operating leases expiring through 2022. Certain of these leases contain renewal options. As a result of the bankruptcy, the commitments under the Company’s leases can be released.

Assuming the lease terms are not modified through the bankruptcy, future minimum lease payments under operating leases for office space and equipment as of June 30, 2018 are as follows:

Years Ending December 31	Total
2018 ( Six months)	$795,331
2019	1,485,621
2020	1,342,117
2021	822,856
2022	438,650
Total	$4,884,575

Total rental expense, included in the Combined Statement of Operations and Changes in Members’ Equity, amounted to approximately $1.1 million for the six months ended June 30, 2018.

14. Related PARTIES

The former CEO of Constellation is under investigation by the Securities and Exchange Commission for allegedly violating the antifraud provisions of federal securities laws. There were numerous transactions between Constellation, Orion and the former CEO which have not been included in the accompanying Combined Carve-out Financial Statements. One of the transactions was with First United Health, LLC (“FUH”). FUH, owned by the former CEO, entered into a consulting agreement with Constellation on June 10, 2013, whereby FUH agreed to provide consulting services to the Company and further agreed for no extra charge to make available the services of the CEO. The term of the agreement was for five years. After the third anniversary of the Agreement, the CEO could terminate the Agreement by providing 60 days’ written notice to Constellation. Transactions relating to this consulting agreement and other transactions with the former CEO have not been included in the Combined Carve-out Financial Statements since such transactions were determined to have no merit to the carve-out entities.

The Company has a management service agreement with a Company in India owned by the father of an executive of Orion. Under the terms of the agreement, the Indian Company performs the coding and billing services for certain revenue cycle management customers. Orion reimburses the cost of the services provided as well as an agreed-upon profit margin. Fees are advanced at the beginning of each month, based on an estimate of work to be performed, and a true-up to the actual expenses incurred is performed at month-end.

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The amount of fees paid to this Indian Company for the six months ended June 30, 2018 was approximately $1.8 million and are included in direct operating costs in the Combined Statement of Operations and Changes in Members’ Equity.

The accrued liability to related parties represents amounts due to the Company in India that performed the medical billing for certain of the revenue cycle management entities. The amounts due to the Company in India was approximately $190,000 at June 30, 2018.

15. Employee Benefit PlanS

The Company participates in an employee retirement savings plan under Section 401(k) of the Internal Revenue Code for all eligible employees. Participants are permitted to defer compensation up to the dollar limitation as defined by the IRS for the taxable year. On a discretionary basis, the Company has the ability to match up to 50% of the first 6% of the non-highly compensated employees’ deferrals. The Company’s contributions vest beginning in the second year in equal installments over three years and are 100% vested after four years. For the six months ended June 30, 2018, the Company did not contribute any matching contribution.

16. Subsequent event

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated events and transactions occurring subsequent to June 30, 2018, the balance sheet date, through September 7, 2018, the date the Combined Carve-out Financial Statements were available to be issued.

On July 2, 2018, MTBC completed its purchase of substantially all of the assets of the carve-out entities. Such assets were purchased by MTBC Health, Inc., a wholly-owned subsidiary of MTBC, and MTBC Practice Management, Corp., a wholly-owned subsidiary of MTBC Health, Inc. The acquisition was approved through a sale order dated June 25, 2018 by the United States Bankruptcy Court for the Eastern District of New York as a Section 363 purchase under Chapter 11 of the U.S. Bankruptcy Code.

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